Press Release
FOR RELEASE: October 6, 2026

APOGEE ENTERPRISES REPORTS FISCAL 2027 SECOND QUARTER RESULTS

•Second-quarter net sales increased 9.2% to $391.1 million
•Second-quarter diluted EPS of $1.07 and adjusted diluted EPS of $1.17
•Advanced strategic priorities through the acquisitions of Kalwall and Groglass
•Company raises fiscal 2027 adjusted diluted EPS guidance range to $3.00-$3.40 from $2.70-$3.25

MINNEAPOLIS, MN, October 6, 2026 – Apogee Enterprises, Inc. (Nasdaq: APOG), a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications, today reported its results for the second quarter of fiscal 2027, ended August 29, 2026. The Company reported the following selected financial results:

	Three Months Ended
(Unaudited, $ in thousands, except per share amounts)	August 29, 2026	August 30, 2025	% Change
Net sales	$391,135	$358,194	9.2%
Operating income	$33,486	$26,888	24.5%
Operating margin	8.6%	7.5%
Net earnings	$22,380	$23,649	(5.4)%
Diluted earnings per share	$1.07	$1.10	(2.7)%
Non-GAAP Measures[1]
Adjusted EBITDA	$49,538	$44,368	11.7%
Adjusted EBITDA margin	12.7%	12.4%
Adjusted diluted earnings per share	$1.17	$0.98	19.4%

(1)
Earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted earnings per share (EPS) are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and reconciliations to the most directly comparable GAAP measures later in this press release.

“We are pleased with the second-quarter results which exceeded our expectations, driven by strong execution across the business. The benefits of disciplined pricing, productivity initiatives, and ongoing operational improvements helped offset a mixed demand environment," said Don Nolan, Executive Chair and Chief Executive Officer.

"The momentum we established in the first half of the year, combined with our confidence in the business, supports our decision to raise full-year guidance. We also advanced our strategic priorities through the

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

acquisitions of Kalwall and Groglass. Early performance at Kalwall has been encouraging, and we believe the addition of Groglass will further strengthen our portfolio through differentiated capabilities and increased exposure to attractive end markets that support long-term value creation."

Second Quarter Consolidated Results (Second Quarter Fiscal 2027 compared to Second Quarter Fiscal 2026)
•Net sales increased 9.2% to $391.1 million, driven by a $16.4 million contribution from the Kalwall acquisition, price, and favorable mix, partially offset by lower volume.
•Gross margin rose 150 basis points to 24.6%, primarily due to price, productivity improvements, including the net benefit from Project Fortify 2, and the accretive impact of the Kalwall acquisition, partially offset by higher material and manufacturing costs and impacts from lower volume.
•Selling, general and administrative (SG&A) expenses as a percentage of net sales increased 40 basis points to 16.0%, primarily due to higher incentive compensation expense, partially offset by cost savings from Fortify Phase 2.
•Operating income increased to $33.5 million from $26.9 million, and operating margin increased 110 basis points to 8.6%.
•Adjusted EBITDA increased to $49.5 million, compared to $44.4 million, and adjusted EBITDA margin increased to 12.7%, compared to 12.4%.
•Other income decreased to $0.5 million from $5.1 million, primarily due to a nonrecurring New Markets Tax Credit.
•Interest expense decreased to $3.6 million, compared to $4.1 million, primarily due to lower average debt balance.
•Diluted earnings per share (EPS) were $1.07, compared to $1.10, and adjusted diluted EPS increased to $1.17, compared to $0.98.

Second Quarter Segment Results (Second Quarter Fiscal 2027 Compared to Second Quarter Fiscal 2026)
Architectural Metals
Net sales increased 1.8% to $143.5 million, driven by favorable price, partially offset by lower volume. Adjusted EBITDA was $22.1 million, or 15.4% of net sales, compared to $20.8 million, or 14.8% of net sales. The higher adjusted EBITDA margin was primarily driven by price, improved productivity and cost savings from Fortify Phase 2, and favorable mix, partially offset by the net impact from higher aluminum costs and lower volume.
Architectural Services
Net sales increased 7.9% to $108.5 million, primarily due to increased volume. Adjusted EBITDA was $6.2 million, or 5.8% of net sales, compared to $5.0 million, or 5.0% of net sales. The increase in adjusted EBITDA margin was primarily driven by project mix and higher volume. Segment backlog1 at the end of the quarter was $833.0 million compared to $792.3 million at the end of fiscal year 2026.
Architectural Glass
Net sales increased 21.1% to $87.4 million, driven by a $16.4 million contribution from the Kalwall acquisition and favorable mix, partially offset by lower volume and price. Adjusted EBITDA was $13.0 million, or 14.9% of net sales, compared to $11.6 million, or 16.1% of net sales. The decrease in adjusted EBITDA margin was
1 Backlog is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.

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Apogee Enterprises, Inc.

primarily driven by price, higher manufacturing and freight costs, and lower volume, partially offset by the accretive contribution of the Kalwall acquisition and favorable mix.
Performance Surfaces
Net sales increased 14.2% to $55.3 million due to higher volume and price. Adjusted EBITDA was $12.4 million, or 22.5% of net sales compared to $11.2 million, or 23.2% of net sales. The decrease in adjusted EBITDA margin was primarily driven by the impact of higher material costs, partially offset by price and increased volume.
Corporate and Other
Corporate and other adjusted EBITDA was an expense of $4.2 million, compared to $4.3 million in the prior year. The improvement was primarily due to the benefits from cost savings related to Fortify Phase 2 and lower health insurance costs, partially offset by higher incentive compensation expense.
Financial Condition
Fiscal year-to-date, net cash provided by operating activities was $43.3 million, compared to $37.3 million in the prior year period.
Fiscal year-to-date, the Company returned $27.3 million of cash to shareholders, through $16.1 million of share repurchases and $11.2 million of dividends.
Quarter-end long-term debt increased to $335.5 million, bringing the Consolidated Leverage Ratio2 (as defined in the Company’s credit agreement) to 1.7x at the end of the quarter.
Fiscal 2027 Outlook
Reflecting stronger-than-expected first-half performance, the anticipated contributions from Kalwall and Groglass, and current macroeconomic conditions, the Company is raising its fiscal 2027 outlook. The Company now expects net sales in the range of $1.46 billion to $1.50 billion, compared with its previous range of $1.38 billion to $1.43 billion, and adjusted diluted EPS in the range of $3.00 to $3.40, compared with its previous range of $2.70 to $3.25. The Company’s outlook also assumes interest expense of approximately $15 million, an adjusted effective tax rate of approximately 26%, and capital expenditures between $35 million and $40 million.
Conference Call Information
The Company will host a conference call today at 8:00 a.m. Central Time to discuss this earnings release. This call will be webcast and is available in the Investor Relations section of the Company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. A replay and transcript of the webcast will be available on the Company’s website following the conference call.
About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, and high-performance coatings that provide protection, innovative design, and enhanced performance. For more information, visit www.apog.com.
Use of Non-GAAP Financial Measures
Management uses non-GAAP measures to evaluate the Company’s historical and prospective financial performance, measure operational profitability on a consistent basis, as a factor in determining executive compensation, and to provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the Company
2 Consolidated Leverage Ratio is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.

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Apogee Enterprises, Inc.

prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies. This release and other financial communications may contain the following non-GAAP measures:
•Adjusted net earnings and adjusted diluted EPS are used by the Company to provide meaningful supplemental information about its operating performance by excluding amounts that the Company does not consider to be part of core operating results, to enhance comparability of results from period to period. The Company is unable to provide a quantitative reconciliation of its forward-looking adjusted diluted EPS guidance to the most directly comparable GAAP measure without unreasonable effort because it cannot reliably predict the timing and magnitude of certain items, including acquisition-related costs, integration costs, restructuring-related items, and other discrete items that could materially affect GAAP results.
•Adjusted EBITDA represents adjusted net earnings before interest, taxes, depreciation, and amortization. The Company uses adjusted EBITDA and adjusted EBITDA margin to assess segment performance and make decisions about the allocation of operating and capital resources by analyzing recent results, trends, and variances of each segment in relation to forecasts and historical performance.
•Consolidated Leverage Ratio is calculated as Consolidated Funded Indebtedness minus Unrestricted Cash at the end of the current period, divided by Consolidated EBITDA. All capitalized and undefined terms used in this bullet and not otherwise defined herein are defined in the Company’s credit agreement dated July 19, 2024, which is included as an exhibit to the Company’s most recent Annual Report on form 10-K. The Company is unable to present a quantitative reconciliation of forward-looking expected Consolidated Leverage Ratio to its most directly comparable forward-looking GAAP financial measure without unreasonable effort because management cannot reliably predict all the necessary components of that GAAP measure. In addition, the Company believes such reconciliation could imply a degree of precision that would be confusing or misleading to investors.
•Backlog is defined as the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. Backlog is an operating measure used by management to assess future potential sales revenue. It is most meaningful for the Architectural Services segment, due to the longer-term nature of their projects. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future revenue because the Company has a substantial number of projects with short lead times that book-and-bill within the same reporting period that are not included in backlog.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “will,” “continue,” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the Company, including the following: (A) North American and global economic conditions, including the cyclical nature of the North American and Latin American non-residential construction industries, which may adversely affect demand for the Company’s products and services; (B) U.S. and global instability and uncertainty arising from events outside of our control; (C) actions of new and existing competitors; (D) departure of key personnel and ability to source sufficient labor; (E) product performance, reliability and quality issues; (F) project management and installation issues that could affect the profitability of individual contracts; (G) financial and operating results that could differ from market expectations; (H) self-insurance risk related to a material product liability or other events for which the Company is liable; (I) maintaining our information technology systems and potential cybersecurity threats; (J) cost of regulatory compliance, including environmental regulations; (K) supply chain disruptions, including fluctuations in the availability and cost of

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Apogee Enterprises, Inc.

materials used in our products and the impact of trade policies and regulations, including existing and potential future tariffs; (L) the ability to complete announced acquisitions on expected terms and timing; the successful integration and future operating performance of acquired businesses; and the ability to achieve anticipated benefits, including cost synergies, within expected timeframes; (M) our ability to successfully manage and implement our enterprise strategy; (N) our ability to maintain effective internal controls over financial reporting; (O) our judgments regarding accounting for tax positions and resolution of tax disputes; (P) the impacts of cost inflation and interest rates; and (Q) the impact of changes in capital and credit markets on our liquidity and cost of capital. These factors are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements may emerge from time to time, and it is not possible for the Company to predict all such factors or assess the impact of each factor, or any combination of factors, on the Company’s business. More information concerning these and other risks is included in the Company’s Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeremy Steffan
Vice President, Investor Relations & Communications
952.346.3502
ir@apog.com

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Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	August 29, 2026	August 30, 2025	% Change	August 29, 2026	August 30, 2025	% Change
Net sales	$391,135	$358,194	9.2%	$733,820	$704,816	4.1%
Cost of sales	294,970	275,587	7.0%	562,624	547,084	2.8%
Gross profit	96,165	82,607	16.4%	171,196	157,732	8.5%
Selling, general and administrative expenses	62,679	55,719	12.5%	118,870	123,913	(4.1)%
Operating income	33,486	26,888	24.5%	52,326	33,819	54.7%
Interest expense, net	3,554	4,075	(12.8)%	6,388	7,921	(19.4)%
Other income, net	485	5,140	(90.6)%	412	4,458	(90.8)%
Earnings before income taxes	30,417	27,953	8.8%	46,350	30,356	52.7%
Income tax expense	8,037	4,304	86.7%	12,433	9,394	32.4%
Net earnings	$22,380	$23,649	(5.4)%	$33,917	$20,962	61.8%

Basic earnings per share	$1.08	$1.10	(1.8)%	$1.62	$0.98	65.3%
Diluted earnings per share	$1.07	$1.10	(2.7)%	$1.61	$0.97	66.0%
Weighted average basic shares outstanding	20,722	21,408	(3.2)%	20,884	21,373	(2.3)%
Weighted average diluted shares outstanding	20,901	21,590	(3.2)%	21,014	21,562	(2.5)%
Cash dividends per common share	$0.27	$0.26	3.8%	$0.54	$0.52	3.8%

% of Sales
Gross margin	24.6%	23.1%		23.3%	22.4%
Selling, general and administrative expenses	16.0%	15.6%		16.2%	17.6%
Operating margin	8.6%	7.5%		7.1%	4.8%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	August 29, 2026	February 28, 2026
Assets
Current assets
Cash and cash equivalents	$36,529	$39,523
Receivables, net	206,327	198,516
Inventories, net	116,760	98,059
Contract assets	68,806	59,512
Other current assets	43,888	43,823
Total current assets	472,310	439,433
Property, plant and equipment, net	277,349	255,032
Operating lease right-of-use assets	42,534	48,736
Goodwill	255,499	236,744
Intangible assets, net	154,383	111,261
Other non-current assets	42,029	31,139
Total assets	$1,244,104	$1,122,345
Liabilities and shareholders' equity
Current liabilities
Accounts payable	$89,423	$105,478
Accrued compensation and benefits	45,506	39,667
Contract liabilities	59,343	60,903
Operating lease liabilities	14,618	14,729
Other current liabilities	55,749	46,079
Total current liabilities	264,639	266,856
Long-term debt	335,545	232,279
Non-current operating lease liabilities	32,351	39,375
Non-current self-insurance reserves	26,866	24,914
Other non-current liabilities	61,369	47,127
Total shareholders’ equity	523,334	511,794
Total liabilities and shareholders’ equity	$1,244,104	$1,122,345

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Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended
	August 29, 2026	August 30, 2025
(In thousands)
Operating Activities
Net earnings	$33,917	$20,962
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	26,569	24,943
Share-based compensation	4,927	2,773
Deferred income taxes	3,494	17,214
Impairment of long-lived assets	—	7,418
Settlement of New Markets Tax Credit transaction	—	(4,597)
Non-cash lease expense	6,064	5,474
Other, net	4,137	4,129
Changes in operating assets and liabilities:
Receivables	4,666	(9,204)
Inventories	(9,931)	(9,735)
Contract assets	(9,379)	10,518
Accounts payable	(15,576)	(2,575)
Accrued compensation and benefits	2,971	(9,681)
Contract liabilities	(1,621)	15,734
Operating lease liability	(6,952)	(4,608)
Accrued income taxes	2,426	(11,008)
Other current assets and liabilities	(2,453)	(20,477)
Net cash provided by operating activities	43,259	37,280
Investing Activities
Capital expenditures	(17,796)	(11,827)
Purchases of marketable securities	(7,418)	(200)
Acquisition of business, net of cash acquired	(99,574)
Other, net	2,957	1,144
Net cash used by investing activities	(121,831)	(10,883)
Financing Activities
Proceeds from revolving credit facilities	161,000	76,000
Repayment on revolving credit facilities	(54,867)	(91,000)
Repayment of term loans	(2,867)	—
Repurchase of common stock	(16,099)	—
Dividends paid	(11,175)	(11,043)
Other, net	(1,117)	(3,087)
Net cash (used by) provided by financing activities	74,875	(29,130)
Effect of exchange rates on cash	702	811
Decrease in cash and cash equivalents	(2,994)	(1,922)
Cash and cash equivalents at beginning of period	39,523	41,448
Cash and cash equivalents at end of period	$36,529	$39,526
Non-cash Activity
Capital expenditures in accounts payable	$1,348	$2,202

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Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Components of Changes in Net Sales
(Unaudited)

Three Months Ended August 29, 2026
(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2026 net sales	$140,935	$100,490	$72,181	$48,390	$(3,802)	$358,194
Organic business (1)	2,585	7,974	(1,120)	6,867	273	16,579
Acquisition (2)	—	—	16,362	—	—	16,362
Fiscal 2027 net sales	$143,520	$108,464	$87,423	$55,257	$(3,529)	$391,135

Total net sales growth (decline)	1.8%	7.9%	21.1%	14.2%	7.2%	9.2%
Organic business (1)	1.8%	7.9%	(1.6)%	14.2%	7.2%	4.6%
Acquisition (2)	—%	—%	22.7%	—%	—%	4.6%

Six Months Ended August 29, 2026
(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2026 net sales	$269,559	$206,995	$145,454	$90,640	$(7,832)	$704,816
Organic business (1)	(3,596)	16,705	(6,679)	8,941	(2,729)	12,642
Acquisition (2)	—	—	16,362	—	—	16,362
Fiscal 2027 net sales	$265,963	$223,700	$155,137	$99,581	$(10,561)	$733,820

Total net sales (decline) growth	(1.3)%	8.1%	6.7%	9.9%	(34.8)%	4.1%
Organic business (1)	(1.3)%	8.1%	(4.6)%	9.9%	(34.8)%	1.8%
Acquisition (2)	—%	—%	11.2%	—%	—%	2.3%

(1)	Organic business is defined as (declines) growth in net sales from legacy businesses and from acquired businesses, twelve months after the acquisition date.
(2)	The acquisition of Kalwall, completed on July 1, 2026.

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Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Business Segment Information
(Unaudited)
	Three Months Ended			Six Months Ended
(In thousands)	August 29, 2026	August 30, 2025	% Change	August 29, 2026	August 30, 2025	% Change
Segment net sales
Architectural Metals	$143,520	$140,935	1.8%	$265,963	$269,559	(1.3)%
Architectural Services	108,464	100,490	7.9%	223,700	206,995	8.1%
Architectural Glass	87,423	72,181	21.1%	155,137	145,454	6.7%
Performance Surfaces	55,257	48,390	14.2%	99,581	90,640	9.9%
Intersegment eliminations	(3,529)	(3,802)	(7.2)%	(10,561)	(7,832)	34.8%
Net sales	$391,135	$358,194	9.2%	$733,820	$704,816	4.1%
Segment adjusted EBITDA
Architectural Metals	$22,116	$20,828	6.2%	$35,816	$30,195	18.6%
Architectural Services	6,249	5,016	24.6%	12,385	11,084	11.7%
Architectural Glass	12,992	11,647	11.5%	18,885	25,064	(24.7)%
Performance Surfaces	12,410	11,221	10.6%	18,987	19,179	(1.0)%
Corporate and other	(4,229)	(4,344)	(2.6)%	(4,420)	(6,770)	(34.7)%
Adjusted EBITDA	$49,538	$44,368	11.7%	$81,653	$78,752	3.7%
Segment adjusted EBITDA margins
Architectural Metals	15.4%	14.8%		13.5%	11.2%
Architectural Services	5.8%	5.0%		5.5%	5.4%
Architectural Glass	14.9%	16.1%		12.2%	17.2%
Performance Surfaces	22.5%	23.2%		19.1%	21.2%
Adjusted EBITDA margin	12.7%	12.4%		11.1%	11.2%
•Segment net sales is defined as net sales of the segment including revenue related to intersegment transactions.
•Intersegment net sales eliminations are presented separately to exclude these sales from our consolidated total.

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Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Three Months Ended August 29, 2026
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$18,221	$5,488	$7,804	$8,349	$(17,482)	$22,380
Interest expense (income), net	384	(40)	(250)	—	3,461	3,554
Income tax expense	—	—	325	—	7,711	8,037
Depreciation and amortization	3,511	801	4,207	3,929	743	13,191
EBITDA	22,116	6,249	12,086	12,278	(5,567)	47,162
Acquisition-related costs (1)	—	—	906	132	1,338	2,376
Adjusted EBITDA	$22,116	$6,249	$12,992	$12,410	$(4,229)	$49,538

EBITDA margin	15.4%	5.8%	14.4%	22.2%	N/M	12.1%
Adjusted EBITDA margin	15.4%	5.8%	15.5%	22.5%	N/M	12.6%

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Three Months Ended August 30, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$20,874	$1,433	$8,429	$6,245	$(13,332)	$23,649
Interest expense (income), net	444	(86)	(131)	—	3,848	4,075
Income tax expense	—	—	26	—	4,278	4,304
Depreciation and amortization	3,752	911	3,323	3,789	732	12,507
EBITDA	25,070	2,258	11,647	10,034	(4,474)	44,535
Acquisition-related costs (1)	—	—	—	1,187	120	1,307
Restructuring costs (2)	355	2,758	—	—	10	3,123
NMTC settlement gain (3)	(4,597)	—	—	—	—	(4,597)
Adjusted EBITDA	$20,828	$5,016	$11,647	$11,221	$(4,344)	$44,368

EBITDA margin	17.8%	2.2%	16.1%	20.7%	N/M	12.4%
Adjusted EBITDA margin	14.8%	5.0%	16.1%	23.2%	N/M	12.4%

(1)	Acquisition-related costs for the Kalwall acquisition and pending Groglass acquisition in fiscal 2027 and the UW Solutions acquisition in fiscal 2026, respectively, which management does not consider reflective of core operating performance for the periods presented.
(2)	Restructuring costs related to Project Fortify Phase 2.
(3)	Settlement of a New Market Tax Credit transaction.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Six Months Ended August 29, 2026
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$27,981	$10,860	$10,300	$10,976	$(26,200)	$33,917
Interest expense (income), net	770	(74)	(422)	—	6,114	6,388
Income tax expense			396		12,037	12,433
Depreciation and amortization	7,065	1,599	7,705	7,879	1,521	25,769
EBITDA	35,816	12,385	17,979	18,855	(6,528)	78,507
Acquisition-related costs (1)	—	—	906	132	2,108	3,146
Adjusted EBITDA	$35,816	$12,385	$18,885	$18,987	$(4,420)	$81,653

EBITDA margin	13.5%	5.5%	12.4%	18.9%	N/M	10.7%
Adjusted EBITDA margin	13.5%	5.5%	13.1%	19.1%	N/M	11.0%

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Six Months Ended August 30, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$24,543	$(4,759)	$18,631	$10,377	$(27,830)	$20,962
Interest expense (income), net	901	(138)	(276)	—	7,434	7,921
Income tax (benefit) expense	(43)	(8)	116	—	9,329	9,394
Depreciation and amortization	7,566	1,983	6,593	7,338	1,463	24,943
EBITDA	32,967	(2,922)	25,064	17,715	(9,604)	63,220
Acquisition-related costs (1)	—	—	—	1,464	193	1,657
Restructuring costs (2)	1,825	14,006	—	—	2,641	18,472
NMTC settlement gain (3)	(4,597)	—	—	—	—	(4,597)
Adjusted EBITDA	$30,195	$11,084	$25,064	$19,179	$(6,770)	$78,752

EBITDA margin	12.2%	(1.4%)	17.2%	19.5%	N/M	9.0%
Adjusted EBITDA margin	11.2%	5.4%	17.2%	21.2%	N/M	11.2%

(1)	Acquisition-related costs for the Kalwall acquisition and pending Groglass acquisition in fiscal 2027 and the UW Solutions acquisition in fiscal 2026, respectively, which management does not consider reflective of core operating performance for the periods presented.
(2)	Restructuring costs related to Project Fortify Phase 2.
(3)	Settlement of a New Market Tax Credit transaction.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted net earnings and adjusted diluted earnings per share
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Net earnings	$22,380	$23,649	$33,917	$20,962
Acquisition-related costs (1)	2,376	1,307	3,146	1,657
Restructuring costs (2)	—	3,123	—	18,472
NMTC settlement gain (3)	—	(4,597)	—	(4,597)
Income tax impact on above adjustments (4)	(355)	(2,384)	(543)	(3,546)
Adjusted net earnings	$24,401	$21,098	$36,520	$32,948

	Three Months Ended		Six Months Ended
	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Diluted earnings per share	$1.07	$1.10	$1.61	$0.97
Acquisition-related costs (1)	0.11	0.06	0.15	0.08
Restructuring costs (2)	—	0.14	—	0.86
NMTC settlement gain (3)	—	(0.21)	—	(0.21)
Income tax impact on above adjustments (4)	(0.02)	(0.11)	(0.03)	(0.16)
Adjusted diluted earnings per share	$1.17	$0.98	$1.74	$1.53
Weighted average diluted shares outstanding	20,901	21,590	21,014	21,562

(1)	Acquisition-related costs for the Kalwall acquisition and pending Groglass acquisition in fiscal 2027 and the UW Solutions acquisition in fiscal 2026, respectively, which management does not consider reflective of core operating performance for the periods presented.
(2)	Restructuring costs related to Project Fortify Phase 2 in fiscal 2026.
(3)	Settlement of a New Market Tax Credit transaction.
(4)	Income tax impact reflects the estimated blended statutory tax rate for the jurisdictions in which the charge or income occurred.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com